                                                                     EXHIBIT 3.4



                                     BY-LAWS

                                       OF

                              UNICCO FINANCE CORP.


                                    ARTICLE I

                  LAW, CERTIFICATE OF INCORPORATION AND BY-LAWS

         SECTION 1.1. These By-Laws are subject to the Certificate of Incorporation of the Corporation. In these By-Laws, references to law, the Certificate of Incorporation and By-Laws mean the law, the provisions of the Certificate of Incorporation and the By-Laws as are from time to time in effect.

                                   ARTICLE II

                                     OFFICES

         SECTION 2.1. REGISTERED OFFICE. The registered office of the Corporation within the State of Delaware shall be located at the principal place of business of the Corporation in the State of Delaware or of the person acting as the Corporation's registered agent in the State of Delaware.

         SECTION 2.2. OTHER OFFICES. The Corporation may also have offices and places of business at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE III

                          MEETINGS OF THE STOCKHOLDERS

         SECTION 3.1. PLACE OF MEETINGS. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such place within or without the State of Delaware as may be determined from time to time by the Chairman of the Board of Directors, the President, the Chief Executive Officer or the Board of Directors. Any adjourned session of any meeting of the stockholders shall be held at the place designated in the vote of adjournment.

         SECTION 3.2. ANNUAL MEETINGS. The annual meeting of stockholders shall be held at 10:00 a.m. on the second Tuesday in August in each year, unless that day is a legal holiday at the place where the meeting is to be held, in which case the meeting shall be held at the same hour on the next succeeding day not a legal holiday, or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect a Board of Directors and transact such other business as may be required by law or these by-laws or as may properly come before the meeting.

         SECTION 3.3. SPECIAL MEETINGS. Special meetings of stockholders, for any purpose or purposes, may be called at any time by the Chairman of the Board of Directors, the President, the Chief Executive Officer, or the Board of Directors. A special meeting of the stockholders shall be called by the Secretary, or in the case of the death, absence, incapacity or refusal of the Secretary, by an Assistant Secretary or some other officer, upon application of a majority of the directors. Any such application shall state the purpose or purposes of the proposed meeting. Any such call shall state the place, date, hour, and purposes of the meeting.

         SECTION 3.4. NOTICE OF MEETINGS. Written notice of every meeting of stockholders, stating the place, date and hour thereof and, in the case of a special meeting of stockholders, the purpose or purposes thereof and the person or persons by whom or at whose direction such meeting has been called and such notice is being issued, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the stock transfer books of the Corporation. Such notice shall be given by the Secretary, or by an officer or person designated by the Board of Directors, or in the case of a special meeting by the officer calling the meeting.

         SECTION 3.5. ACTION WITHOUT A MEETING. Any action required by the General Corporation Law of the State of Delaware to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

         SECTION 3.6. QUORUM. Except as otherwise provided in these By-Laws or the Certificate of Incorporation, the holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote, represented in person or by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at any meeting of stockholders; provided, however, that when a specific item of business is required by law or by the Certificate of Incorporation to be voted on separately by a class or series, a majority of the outstanding shares in such class or series must in addition be represented, either in person or by proxy, to constitute a quorum for the transaction of such items of business. If, however, such quorum shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. Notwithstanding the foregoing, if after any such adjournment, the Board of Directors shall fix a new record date for the adjourned meeting, or the adjournment is for more than thirty (30) days, a notice of such adjourned meeting shall be given as provided in Section 3.4 of these By-Laws.

         SECTION 3.7. VOTING. Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, a majority of the votes cast at a meeting by those shares entitled to vote on the subject matter shall be sufficient to authorize any corporate action.

         SECTION 3.8. PROXIES. Every stockholder entitled to vote at a meeting, or by consent with a meeting, may authorize another person or persons to act for him by proxy. Each proxy shall be in writing executed by the stockholder giving the proxy or by his duly authorized attorney. No proxy shall be valid after the expiration of three (3) years from its date, unless a longer period is provided for in the proxy. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it, or his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

         SECTION 3.9. STOCK RECORDS. The Secretary or agent having charge of the stock transfer books shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order and showing the address of and the number and class and series, if any, of shares held by each stockholder. Such list, for a period of ten (10) days prior to such meeting, shall be kept at the principal place of business of the Corporation or at the office of the transfer agent or registrar of the Corporation and such other places as required by statute and shall be subject to inspection by any stockholder at any time during the meeting.

         SECTION 3.10. CONDUCT OF MEETING. The Chairman of the Board of Directors shall preside at all meetings of the stockholders. In the absence of the Chairman of the Board of Directors, the President shall preside at all such meetings. In the absence of the Chairman of the Board of Directors and the President, the Chief Executive Officer shall preside at all such meetings. If neither the Chairman of the Board of Directors, the President nor the Chief Executive Officer are present, then any other director chosen by the directors in attendance shall preside. The Secretary of the Corporation, or, in his or her absence, an Assistant Secretary, if any, shall act as Secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the person presiding at the meeting shall appoint a Secretary of the meeting.

         SECTION 3.11. INSPECTORS AND JUDGES. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment thereof. If an inspector or inspectors or judge or judges are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by appointment made by the person presiding at the meeting. Each inspector or judge, if any, before entering upon the discharge of his duties, shall take and sign an oath to faithfully execute the duties of inspector or judge at such meeting with strict impartiality and according to the best of his ability. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each class and series, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing on any challenge, question or matter determined by him or her or them and execute a certificate of any fact found by him or her or them.

         SECTION 3.12. STOCKHOLDER PROPOSALS. At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 3.12, who shall be entitled to vote at such meeting and who complies with the procedures set forth below. For business to be properly brought before an annual meeting of stockholders, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be received no later than the close of business on the tenth (10th) day following the day on which notice of the date of the meeting or public disclosure thereof was given or made. Such stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and the number of shares of stock of the Corporation which are beneficially owned by the stockholder and (d) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with such business and any material interest of the stockholder in such business. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at a stockholders meeting except in accordance with the procedures set forth in this Section 3.12. If the Board of Directors shall determine, based on the facts, that business was not properly brought before the meeting in accordance with the procedures set forth in this Section 3.12, the Chairman of the Board of Directors or the person presiding at such meeting shall so declare to the meeting and any such business not properly brought before such meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 3.12, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 3.12. Notwithstanding the foregoing provisions of this Section 3.12, stockholder nominations of persons for election to the Board of Directors shall be governed by the Certificate of Incorporation.

                                   ARTICLE IV

                                    DIRECTORS

         SECTION 4.1. GENERAL POWERS AND NUMBER. The business and affairs of the Corporation shall be under the direction of its Board of Directors. The Board of Directors may elect a Chairman of the Board from among its members. The number of directors which shall initially constitute the whole board shall be one. Directors need not be stockholders. The number of directors may be changed from time to time by the directors or by action of holders of a majority of the outstanding voting stock of the Corporation.

         SECTION 4.2. TENURE. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, each director shall hold office until the next annual meeting and until his successor is elected and qualified, or until he sooner dies, resigns, is removed or becomes disqualified.

         SECTION 4.3. VACANCIES. Vacancies and any newly created directorships resulting from any increase in the number of directors may be filled by vote of the stockholders at a meeting called for the purpose, or by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have resigned, shall have power to fill such vacancy or vacancies, the vote or action by writing thereon to take effect when such resignation or resignations shall become effective. The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number, subject to any requirements of law or of the Certificate of Incorporation or of these By-Laws as to the number of directors required for a quorum or for any vote or other actions.

         SECTION 4.4. POWERS AND DUTIES. Subject to the applicable provisions of law, these By-Laws or the Certificate of Incorporation, but in furtherance and not in limitation of any rights therein conferred, the Board of Directors shall have the control and management of the business and affairs of the Corporation and shall exercise all such powers of the Corporation and do all such lawful acts and things as may be exercised by the Corporation.

         SECTION 4.5. PLACE OF MEETING. All meetings of the Board of Directors may be held within or without the State of Delaware.

         SECTION 4.6. REGULAR MEETINGS. The directors shall meet annually immediately following, and at the same place as, the annual meeting of the stockholders, and quarterly at times determined by the Board of Directors; provided that the failure to hold the annual meeting shall not work a forfeiture or otherwise effect valid corporate acts and that notice of the first regular meeting following any such determination shall be given to absent directors. Other meetings of the Board of Directors may be held upon such notice or without notice, and at such time and at such place as shall from time to time be determined by the Board of Directors.

         SECTION 4.7. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or the Chief Executive Officer and shall be called promptly by the Chairman of the Board, the President, the Chief Executive Officer or the Secretary upon the written request of any two members of the Board of Directors specifying the special purpose thereof, on not less than two (2) days' notice to each director. Such request shall state the date, time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 4.8. NOTICE OF MEETINGS. Notice of each special meeting of the Board of Directors (and each regular meeting for which notice shall be required) shall be given by the Secretary or an Assistant Secretary and shall state the place, date and time of the meeting. Notice of each such meeting shall be given by any of the following ("Contact Means"): orally or by telecopy, telegraph, electronic mail or express mail or by courier delivery for next day delivery. Each director shall provide in writing to the Corporation and to the other directors a list indicating, in order of preference, the Contact Means and addresses or other necessary information for providing notice of meetings to such director. This list may from time to time be amended in writing by the director. The Secretary or Assistant Secretary shall given notice in order of each director's listed Contact Means. Notice shall be deemed given hereunder to each director upon the earlier of (a) obtaining verification from such director that the notice has been actually received by such director and (b) all Contact Means have been made, as certified by the Secretary or Assistant Secretary. Notice of any adjourned meeting, including the place, date and time of the new meeting, shall be given to all directors, not present at the time of the adjournment, as well as to the other directors unless the place, date and time of the new meeting is announced at the adjourned meeting.

         SECTION 4.9. QUORUM AND VOTING. At all meetings of the Board of Directors, a majority of the entire Board of Directors shall be necessary to and shall constitute a quorum for the transaction of business, unless otherwise provided by any applicable provision of law, by these By-Laws or by the Certificate of Incorporation. The act of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors, unless otherwise provided by any applicable provision of law, by these By-Laws or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, until a quorum shall be present.

         SECTION 4.10. BOOKS AND RECORDS. The directors may keep the books of the Corporation, except such as are required by law to be kept within the State of Delaware, outside of the State of Delaware, at such place or places as they may from time to time determine.

         SECTION 4.11. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors, or by a committee of the Board of Directors, may be taken without a meeting if all members of the Board of Directors or the committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action. Any such resolution and the written consents thereto by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board of Directors or committee.

         SECTION 4.12. TELEPHONE PARTICIPATION. Any one or more members of the Board of Directors, or any committee of the Board of Directors, may participate in a meeting of the Board of Directors or committee by means of a conference telephone call or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         SECTION 4.13. COMMITTEES.

                  (a) The Board of Directors may, by vote of a majority of the whole Board, (i) designate, change the membership of or terminate the existence of any committee or committees, each committee to consist of one or more of the directors; (ii) designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of the committee; and (iii) determine the extent to which each such committee shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, including the power to authorize the seal of the Corporation to be affixed to all papers which require it and the power and authority to declare dividends or to authorize the issuance of stock; excepting, however, such powers which by law, by the certificate of incorporation or by these by-laws they are prohibited from so delegating. In the absence or disqualification of any member of such committee and his alternate, if any, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the Board or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these by-laws for the conduct of business by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request.

                  (b) Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the holding of its meetings and the conduct of its business, subject to the following: a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business; the vote of a majority of the members present at a meeting at the time of a vote if a quorum is then present shall be the act of such committee.

         SECTION 4.14. COMPENSATION. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and the non-employee directors may be paid a fixed sum or receive stock options or other securities of the Corporation for attendance at each meeting of the Board of Directors or may be paid a stated salary or receive a stated number of stock options or other securities of the Corporation as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Non-employee members of special or standing committees may be allowed like compensation for attending committee meetings.

         SECTION 4.15. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation within five (5) days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

         SECTION 4.16. INTERESTED DIRECTORS AND OFFICERS.

         (a) No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the Corporation's directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

                  (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

                  (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                  (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

         (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                    ARTICLE V

                                     WAIVER

         SECTION 5.1. WAIVER. Whenever a notice is required to be given by any provision of law, by these By-Laws, or by the Certificate of Incorporation, a waiver thereof in writing, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation or the bylaws.

                                   ARTICLE VI

                                    OFFICERS

         SECTION 6.1. NUMBER. The principal officers of the Corporation shall be a President, a Treasurer, a Secretary and an Assistant Secretary. In addition, there may be such other officers as the Board of Directors may deem necessary. Any two or more offices may be held by the same person.

         SECTION 6.2. TERM OF OFFICE. The principal officers shall be chosen annually by the Board of Directors at the regular annual meeting of the Board of Directors. Other officers may be elected from time to time. Each officer shall serve until his successor shall have been chosen and qualified, or until his death, resignation or removal. In case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in his place during such period of absence or disability, the Board of Directors may from time to time delegate the powers and duties of such officer to any other officer, or any director, or any other person whom it may select.

         SECTION 6.3. REMOVAL. Any officer may be removed from office, at any time by the affirmative vote of a majority of the total number of directors then in office whenever it be judged that the best interests of the Corporation will be served thereby. Said removal shall not prejudice the contract rights, if any, of the person so removed.

         SECTION 6.4. VACANCIES. Any vacancy in an office from any cause may be filled for the unexpired portion of the term by the Board of Directors.

         SECTION 6.5. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors shall be a member of the Board of Directors and shall preside at all meetings of stockholders and of the Board of Directors. He may delegate his authority to preside at such meetings to any other director or to an office of the Corporation. The Chairman of the Board of Directors shall have the power to sign and deliver agreements, certificates and other instruments on behalf of the Corporation subject to the prior approval or direction of the Board of Directors or the Chief Executive Officer and shall have an exercise all such other duties that are incident to this office or that are from time to time assigned to him by the Board of Directors or the Chief Executive Officer. In addition, the Chairman of the Board of Directors shall carry out the duties and functions of the Chief Executive Officer in the event of the disability of the Chief Executive Officer or at the direction of the Chief Executive Officer subject to the direction of the Board of Directors.

         SECTION 6.6. ALL OTHER OFFICERS. The other officers of the Corporation shall have such powers and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers as the Chief Executive Officer may from time to time authorize. In the absence of action by the Board of Directors or the Chief Executive Officer, the officers shall have such powers as generally pertain to their respective offices.

         SECTION 6.7. VOTING SECURITIES OWNED BY THE CORPORATION. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of an on behalf of the Corporation by the Chief Executive Officer, or President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

                                   ARTICLE VII

           PROVISIONS RELATING TO STOCK CERTIFICATES AND STOCKHOLDERS

         SECTION 7.1. FORM AND SIGNATURE. The shares of the Corporation shall be represented by certificates signed by the Chairman of the Board or Vice-chairman or President or any Vice President and by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer, and shall bear the seal of the Corporation or a facsimile thereof. Each certificate representing shares shall state upon its face (a) that the Corporation is formed under the laws of the State of Delaware, (b) the name of the person or persons to whom it is issued, (c) the number of shares which such certificate represents and (d) the par value, if any, of each share represented by such certificate.

         SECTION 7.2. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of share of stock to receive dividends or other distributions, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares of stock, and shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, except as required by law.

         SECTION 7.3. TRANSFER OF STOCK. Upon surrender to the Corporation or the appropriate transfer agent, if any, of the Corporation of a certificate representing shares of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer and accompanied by any necessary stock transfer tax stamps, and, in the event that the certificate refers to any agreement restricting transfer of the shares which is represents, proper evidence of compliance with such agreement, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the Corporation.

         SECTION 7.4. LOST CERTIFICATES, ETC. The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost, mutilated, stolen or destroyed certificate, or his legal representatives, to make an affidavit of that fact and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, mutilation, theft or destruction of any such certificate or the issuance of any such new certificate.

         SECTION 7.5. RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten (10) days before the date of such meeting. If no such record date is fixed by the Board of Directors, the record date for determining the stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no such record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Law of the State of Delaware, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware by hand or certified or registered mail, return receipt requested, to its principal place of business or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law of the State of Delaware, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

         In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such payment, exercise or other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         SECTION 7.6. REGULATIONS. Except as otherwise provided by law, the Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient, concerning the issue, transfer and registration of certificates for the securities of the Corporation. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars and may require all certificates for shares of capital stock to bear the signature or signatures of any of them.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         SECTION 8.1. DIVIDENDS AND DISTRIBUTIONS. Dividends and other distributions upon or with respect to outstanding shares of stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, bonds, property, or in stock of the Corporation. The Board of Directors shall have full power and discretion, subject to the provisions of the Certificate of Incorporation or the terms of any other corporate document or instrument binding upon the Corporation to determine what, if any, dividends or distributions shall be declared and paid or made.

         SECTION 8.2. CHECKS, ETC. All checks or demands for money and notes or other instruments evidencing, indebtedness or obligations of the Corporation shall be signed by such officer or officers or other person or persons as may from time to time be designated by the Board of Directors.

         SECTION 8.3. SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

         SECTION 8.4. FISCAL YEAR. The fiscal year of the Corporation shall be determined by the Board of Directors.

         SECTION 8.5. GENERAL AND SPECIAL BANK ACCOUNTS. The Board may authorize from time to time the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board of Directors may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may be delegated by the Board of Directors from time to time. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.

                                   ARTICLE IX

                                   AMENDMENTS

         SECTION 9.1. POWER TO AMEND. Subject to the provisions of the Certificate of Incorporation and the provisions of the General Corporation Law of the State of Delaware, the power to amend, alter, or repeal these Bylaws and to adopt new Bylaws may be exercised by the Board of Directors or by the stockholders.